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               VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2008 - SEPTEMBER 30, 2008

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
                                                                         Amount of      % of    % of
                                           Offering        Total          Shares      Offering  Funds
   Security      Purchase/     Size of     Price of      Amount of       Purchased    Purchased  Total                 Purchased
   Purchased     Trade Date   Offering      Shares        Offering        By Fund      By Fund  Assets   Brokers         From
---------------- ----------- ------------ ------------ --------------- -------------- --------- ------ ------------- --------------
Massachusetts     05/23/08        -         $102.54     $47,025,000     $1,500,000      1.15%    1.24% Citi,           Citigroup
  Health and                                                                                           Morgan
  Educational                                                                                          Stanley and
  Facilities                                                                                           Merrill
   Authority                                                                                           Lynch

 Pennsylvania     08/15/08        -         $100.00     $183,090,000    $1,000,000      0.55%    0.74% Goldman,      Goldman Sachs
    Housing                                                                                            Sachs &
Finance Agency                                                                                         Co.,
                                                                                                       Cabrera
                                                                                                       Capital
                                                                                                       Markets,
                                                                                                       LLC, Morgan
                                                                                                       Stanley &
                                                                                                       Co.
                                                                                                       Incorporated,
                                                                                                       Raymond
                                                                                                       James &
                                                                                                       Associates,
                                                                                                       Inc. and
                                                                                                       RBC Capital
                                                                                                       Markets
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